     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 2004

                                                      REGISTRATION NO. 333-58854

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-11
                                       ON

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
        (Exact name of registrant as specified in governing instrument)

            MARYLAND                           6798                          52-2298116
   (State or Jurisdiction of       (Primary Standard Industrial            (IRS Employer
 Organization or Incorporation)    Classification Code Number)         Identification Number)

                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                    (Address of principal executive offices)

                          ANNE R. COOLIDGE, PRESIDENT
                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                    (Name and address of agent for service)

                                    COPY TO:

                          MICHAEL B. POLLACK, ESQUIRE
                                 REED SMITH LLP
                             2500 ONE LIBERTY PLACE
                        PHILADELPHIA, PENNSYLVANIA 19103

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At any time and from time to time after the effective date of the Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

PROSPECTUS

               DISTRIBUTION REINVESTMENT AND SHARE PURCHASE PLAN

                               10,000,000 SHARES

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

     Corporate Property Associates 15 Incorporated, or CPA(R):15, is a Maryland corporation. We have established a Distribution Reinvestment and Share Purchase Plan designed to provide existing holders of shares of our common stock with an economical and convenient method to designate the cash distributions on all or a portion of their shares for reinvestment in more shares through the plan. Some of the significant features of the plan are as follows:

     - Participants may purchase additional shares, if desired, by automatically reinvesting all or a portion of their cash distributions in shares under the plan.

     - Phoenix American Financial Services, Inc. will serve as the plan administrator for the plan. Shares will be purchased by the plan administrator directly from us to fulfill requirements for the plan.

     - You may join the plan by signing and delivering the enclosed enrollment form to the plan administrator. You can also obtain an enrollment form by requesting one from the plan administrator.

     - Participation in the plan is entirely voluntary, and Participants may terminate their participation at any time and have their shares transferred out of the plan account. Shareholders who do not choose to participate in the plan will continue to receive cash distributions, as declared, in the usual manner.

     - Cash distributions are still taxable even though reinvested. In addition, the amount of the commission paid by us on your behalf will be treated as a distribution to you which is also subject to income tax. At the end of each year, we will give you a statement of distributions earned and tax withheld (Form 1099), if any, to assist you in preparing your tax return.

            All questions concerning the plan should be directed to:

                   PHOENIX AMERICAN FINANCIAL SERVICES, INC.
                             2401 KERNER BOULEVARD
                           SAN RAFAEL, CA 94901-5529
                                  888-241-3737

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   Subject to completion. The date of this Prospectus is ____________, 2004.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

     Corporate Property Associates 15 Incorporated, or CPA(R):15, is a real estate investment trust, referred to as a "REIT," that acquires and owns commercial properties leased to companies nationwide, primarily on a triple net basis. As of March 31, 2004, our portfolio consisted of 139 properties leased to 50 tenants and totaling more than 23 million square feet.

     Our core investment strategy is to purchase and own properties leased to a variety of companies on a single tenant net lease basis. These leases generally place the economic burden of ownership on the tenant by requiring them to pay the costs of maintenance, insurance, taxes, structural repairs and other operating expenses. We also generally include in our leases:

     - clauses providing for mandated rent increases or periodic rent increases tied to increases in the consumer price index or other indices or, when appropriate, increases tied to the volume of sales at the property;

     - covenants restricting the activity of the tenant to reduce the risk of a change in credit quality;

     - indemnification of CPA(R):15 for environmental and other liabilities; and

     - guarantees from parent companies or other entities.

     We were formed as a Maryland corporation in February, 2001 and began operations in the beginning of 2002. Between November 2001 and August 2003, we sold a total of 104,617,606 shares of common stock for a total of $1,046,176,060 in gross offering proceeds. These proceeds have been combined with limited recourse mortgage debt to purchase our property portfolio. As a REIT, we are not subject to federal income taxation as long as we satisfy certain requirements relating to the nature of our income, the level of our distributions and other factors.

     W. P. Carey & Co. LLC provides both strategic and day-to-day management for CPA(R):15, including acquisition services, research, investment analysis, asset management, capital funding services, disposition of assets, investor relations and administrative services. W. P. Carey & Co. LLC also provides office space and other facilities for us. W. P. Carey & Co. LLC has dedicated senior executives in each area of its organization so that we function as a fully integrated operating company. We pay asset management fees to W. P. Carey & Co. LLC and pay certain transactional fees. We also reimburse W. P. Carey & Co. LLC for certain expenses. W. P. Carey & Co. LLC also serves in this capacity for Carey Institutional Properties Incorporated, Corporate Property Associates 12 Incorporated, Corporate Property Associates 14 Incorporated and Corporate Property Associates 16 -- Global Incorporated. W. P. Carey & Co. LLC is a publicly traded company on the New York Stock Exchange and the Pacific Stock exchange under the symbol "WPC."

     Our principal executive offices are located at 50 Rockefeller Plaza, New York, NY 10020 and our telephone number is (212) 492-1100. As of April 30, 2004, we had no employees. Carey Asset Management Corp., a subsidiary of W. P. Carey & Co. LLC, employs approximately 120 individuals who perform services for us.

                        SUMMARY DESCRIPTION OF THE PLAN

PURPOSE OF THE PLAN

     The primary purpose of the plan is to provide current holders of shares with an economical and convenient method of increasing their investment in CPA(R):15 by investing cash distributions in additional shares and/or by investing optional cash payments in shares at the net asset value or current market value WITHOUT DIRECT PAYMENT OF ANY BROKERAGE COMMISSION or service charge. As shares are purchased from CPA(R):15 under the plan, we will receive additional funds for acquisitions and general company purposes.

     The plan was adopted by our Board of Directors in November, 2001 and became effective at that time. The following questions and answers will provide you with a description of the plan and how it works. If you do not participate in the plan, you will receive cash distributions, as declared and paid in the usual manner.

PARTICIPATION

1.  WHO IS ELIGIBLE TO ENROLL IN THE PLAN?

     If you hold any shares of CPA(R):15 common stock registered in your name on the records of the Administrative Agent, Phoenix American, you may enroll in the plan. If you have stock registered in the name of someone else (for example, with a bank, broker or trustee), you may be able to arrange for that entity to handle the reinvestment of distributions.

     Shareholders who are citizens or residents of a country other than the United States, its territories or possessions should make certain that their participation does not violate local laws governing such things as taxes, currency and exchange controls, stock registration and foreign investments.

2.  HOW DOES AN ELIGIBLE SHAREHOLDER PARTICIPATE?

     To enroll in the plan, you must sign the enclosed enrollment form and mail it to Phoenix American. If your shares are registered in more than one name (e.g., joint tenants, trustees, etc.), all registered holders must sign the enrollment form. You may obtain an enrollment form at any time by contacting Phoenix American.

3.  WHEN MAY AN ELIGIBLE SHAREHOLDER JOIN THE PLAN?

     As an eligible shareholder, you may join the plan at any time. Participation will begin with the first distribution after the enrollment form designating the reinvestment of distributions is received by Phoenix American, provided there is sufficient time for processing prior to the record date for that distribution. Participation may also begin upon the receipt of a voluntary cash investment accompanied by an enrollment form. To ensure participation, your form should be received by Phoenix American by the 15th day of the month preceding the month in which we pay a distribution. Our distributions are expected to be paid on or about the 15th of January, April, July and October unless that date is not a business day (such as a Sunday), in which case they are usually paid on the first following business day. The distribution record date normally precedes the payment date by approximately two weeks.

DISTRIBUTION REINVESTMENT

4.  WHEN WILL DISTRIBUTIONS BE REINVESTED TOWARD THE PURCHASE OF ADDITIONAL
    SHARES?

     The distributions on our Common Stock are expected to be paid on or about the 15th of January, April, July and October. The reinvestment of distributions will generally be made on the 15th day of the distribution paying month (or the first business day following the 15th if that day is not a business day) by purchasing newly issued shares directly from CPA(R):15.

5.  HOW WILL REINVESTMENT PURCHASES BE MADE?

     All shares purchased for you under the plan will be newly-issued shares purchased directly from CPA(R):15. The number of shares to be purchased for you through a reinvestment purchase will depend upon the amount of the distributions being reinvested and the net asset value per share of the Common Stock. Phoenix American will purchase as many whole shares and fractional shares (computed to four decimal places) as can be purchased with that amount of distributions.

6.  HOW WILL THE PRICE OF SHARES PURCHASED THROUGH THE PLAN BE DETERMINED?

     The price of shares purchased from us through the plan will be equal to the most recently determined net asset value per share. Net asset value is determined by adding the most recent appraised value of the real estate owned by CPA(R):15 to the value of our other assets, subtracting the total amount of all liabilities and dividing the difference by the total number of outstanding shares. If no appraisal of our real estate has yet been performed, the purchase price will be $10.00 per share.

7.  WILL SHARES ACQUIRED THROUGH THE PLAN BE SUBJECT TO DISTRIBUTION
    REINVESTMENT?

     Yes. All distributions paid on shares acquired through the plan will be reinvested in shares of Common Stock pursuant to the plan. The distributions paid on such shares will continue to be reinvested unless you elect to have them paid in cash by changing your investment option.

8.  MAY I ENROLL LESS THAN ALL OF THE SHARES I OWN IN THE PLAN?

     Yes. You do not have to include all of the shares you own in the plan but all of the distributions paid on the enrolled shares will be reinvested.

VOLUNTARY CASH INVESTMENTS

9.  HOW AND WHEN MAY VOLUNTARY CASH INVESTMENTS BE MADE?

     You may make a voluntary cash investment when you enroll in the plan, and thereafter, as long as you are enrolled in the plan. You may purchase additional shares of our Common Stock by sending to Phoenix American a check or money order made payable to Corporate Property Associates 15 Incorporated along with an order form which can be requested from Phoenix American. Voluntary cash investments must be received by Phoenix American on or before the voluntary cash investment date which is generally the 15th day of the month prior to the month in which a distribution is to be paid.

     All shares purchased for you under the plan will be newly-issued shares purchased directly from CPA(R):15. The number of shares to be purchased for you through a voluntary contribution purchase will depend upon the amount of the contribution and the net asset value per share of the Common Stock. Phoenix American will purchase as many whole shares and fractional shares (computed to four decimal places) as can be purchased with the amount of your contribution.

10. WHEN WILL VOLUNTARY CASH INVESTMENTS BE INVESTED TOWARD THE PURCHASE OF ADDITIONAL SHARES?

     The investment will be made on the 15th day of the month prior to the month a distribution is paid or, if that is not a business day, the first succeeding day which is a business day.

11. HOW WILL THE PRICE OF SHARES PURCHASED THROUGH VOLUNTARY CASH INVESTMENTS BE DETERMINED?

     The price of shares purchased from us through the plan, whether through distribution reinvestment or voluntary cash investments, will be equal to the most recently determined net asset value per share. Net asset value is determined by adding the most recent appraised value of the real estate owned by CPA(R):15 to the value of our other assets, subtracting the total amount of all liabilities and dividing the difference by the total number of outstanding shares. If no appraisal of our real estate has yet been performed, the purchase price will be $10.00 per share.

12. WILL SHARES ACQUIRED THROUGH VOLUNTARY CASH INVESTMENTS BE SUBJECT TO DISTRIBUTION REINVESTMENT?

     Yes. All distributions paid on shares acquired through the plan will be reinvested in new shares of Common Stock. The distributions paid on such shares will continue to be reinvested unless you elect to have them paid in cash by changing your investment option.

13. WHAT HAPPENS IF A VOLUNTARY CASH INVESTMENT IS RECEIVED AFTER THE VOLUNTARY CASH INVESTMENT DATE?

     The purchase of stock as a result of voluntary cash investments received by Phoenix American will normally begin on the voluntary cash investment date in each quarter. Phoenix American will immediately forward any voluntary cash investments it receives directly to CPA(R):15 for the purchase of shares. If Phoenix American receives your voluntary cash investment after the distribution payment date in any quarter, it will immediately forward your funds to CPA(R):15, and CPA(R):15 will hold them until the next distribution payment date, when your funds will be used to purchase shares. Similarly, if for any reason a distribution is not paid in any quarter, CPA(R):15 will hold any voluntary cash investment it has received until the next distribution payment date. No interest will be paid on cash investments when they are held by CPA(R):15. Therefore, we strongly urge you to submit any voluntary cash investments so that they are received shortly before the distribution payment date for a quarter. If you wish to have your cash investment returned to you at any time before your cash is used to purchase shares, please call CPA(R):15's Investor Relations Department at 1-800-972-2739, or Phoenix American Financial Services at 1-888-241-3737, and your cash will be promptly returned to you.

COSTS

14.  WHAT COSTS ARE ASSOCIATED WITH INVESTMENTS IN THE PLAN?

     You pay no direct fees in connection with purchases under the plan. CPA(R):15 will pay, on your behalf, selling commissions and other fees related to the purchase of shares. The amount of these commissions and fees, however, is considered income to you, and will be taxable to you along with the distributions themselves. Please read the section entitled "Tax Consequences" below for further details.

OWNERSHIP OF SHARES

15.  HOW IS OWNERSHIP OF SHARES PURCHASED THROUGH THE PLAN RECORDED?

     All shares of our Common Stock that you purchase through the reinvestment of distributions and/or voluntary cash investments are recorded in your name on our books.

SALE OF PLAN SHARES

16.  CAN THE SHARES HELD IN THE PLAN BE SOLD?

     You may sell the shares held in the plan, and your other shares, at any time, subject to any restrictions we may impose on the sale of shares to protect our status as a real estate investment trust.

ISSUANCE OF STOCK CERTIFICATES

17.  WILL STOCK CERTIFICATES BE ISSUED FOR SHARES PURCHASED?

     No stock certificates will be issued because we do not issue stock certificates. The number of shares you hold in the plan will be shown on your regular statement of account.

TERMINATION OF PLAN PARTICIPATION

18.  HOW DO I TERMINATE MY PARTICIPATION IN THE PLAN?

     In order to terminate participation in the plan, you must notify Phoenix American in writing. After Phoenix American receives such notice, distributions will be sent to you in the usual manner. You may not make voluntary cash investments after you terminate your participation in the plan. A $10.00 fee will be charged upon the termination of participation in the Plan. This fee must be paid by check payable to Phoenix American.

19.  WHEN WILL A TERMINATION NOTICE BE EFFECTIVE?

     A termination notice will be effective upon receipt by Phoenix American, provided such notice is received not later than the 15th day of the month preceding the month in which the next distribution is paid. You will be entitled to a refund of the uninvested portion of any voluntary cash investment if written notice is received by Phoenix American not later than two business days prior to the voluntary cash investment date.

20.  HOW ARE SHARES DISTRIBUTED UPON TERMINATION OF THE PLAN?

     Your shares held under the plan will be recorded on the books of CPA(R):15 and will continue to be reflected on our books after termination of the plan. We do not issue stock certificates.

TAX CONSEQUENCES

21.  WHAT ARE THE INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     The reinvestment of distributions does not relieve you of any income tax which may be payable on such distributions. The amount of the distribution will be includable in your cost basis of shares purchased. Additionally, the amount of commissions and fees paid on your behalf in connection with purchases under the plan will also be considered income to you. The information return (Form
1099) sent by Phoenix American to you and the IRS at the end of the year will show the amount of the distributions paid to you and commissions and fees paid on your behalf.

     The income tax consequences for participants who do not reside in the United States may vary from jurisdiction to jurisdiction.

     If you are considering participation in the plan, we urge you to consult with your own tax advisors regarding the specific tax consequences (including the federal, state and local tax consequences) that may result from your participation in the plan and of potential changes in applicable tax laws.

22. HOW ARE FEDERAL INCOME TAX WITHHOLDING PROVISIONS APPLIED TO SHAREHOLDERS WHO PARTICIPATE IN THE PLAN?

     If you fail to provide certain federal income tax certifications in the manner required by law, distributions on stock and proceeds from the sale of any shares held for your account are subject to federal income tax withholding, currently at the rate of 31%.

     If you are a foreign shareholder whose distributions are subject to United States income tax withholding at the current statutory rate (or lower treaty rate), the appropriate amount will be withheld and the balance will be used to purchase additional shares.

23. WHAT ARE THE INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN FOR TAX-EXEMPT SHAREHOLDERS?

     Tax-exempt shareholders, including IRAs, Keogh Plans, 401(k) plans, charitable remainder trusts, etc. generally will not have to pay any taxes on distributions, including distributions reinvested under the plan. However, if a tax-exempt shareholder borrows to acquire shares, or if we become a pension-held REIT, distributions can be taxable.

PLAN ADMINISTRATION

24.  HOW WILL THE PLAN BE ADMINISTRATED?

     Phoenix American, our transfer agent, or a successor selected by us, will administer the plan for participants, keep records, send statements of account to participants, answer participants' questions and perform other duties related to the plan.

25.  WHOM SHOULD I CONTACT FOR ANSWERS TO QUESTIONS REGARDING THE PLAN?

     All inquiries regarding the plan should be sent to:

                   Phoenix American Financial Services, Inc.
                             2401 Kerner Boulevard
                           San Rafael, CA 94901-5529
                                  888-241-3737

26.  WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     As soon as practicable after each purchase, a statement of account will be mailed to you by Phoenix American. These statements are your continuing record of current activity and should be retained for tax purposes. In additions, each participant will receive all communications sent to every other shareholder.

ADDITIONAL INFORMATION

27. HOW WILL MY SHARES PURCHASED THROUGH THE PLAN BE VOTED AT SHAREHOLDERS' MEETINGS?

     Shares purchased through the plan will be voted as you direct. Each participant will receive a proxy voting card for the total of their shares in CPA(R):15, including whole shares held in the plan. If no instructions are received, your shares will not be voted.

28.  WHAT ARE THE LIABILITIES OF CPA(R):15 AND PHOENIX AMERICAN UNDER THE PLAN?

     Neither CPA(R):15 nor Phoenix American shall be liable under the plan for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (1) arising out of failure to terminate the participant's account upon such participant's death prior to receipt of notice in writing of such death or (2) with respect to the prices at which shares are purchased or sold for the participant's account and the times such purchases or sales are made.

29.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

     We reserve the right to amend, modify, suspend or terminate the plan, but such action shall have no retroactive effect that would prejudice your interests.

30.  WHAT LAW GOVERNS THE PLAN?

     The terms and conditions of the plan and its operation shall be governed by the laws of the State of Maryland.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Common Stock offered pursuant to the plan and purchased from us will by used for general corporate purposes of Corporate Property Associates 15 Incorporated.

                                 LEGAL MATTERS

     The validity of the shares offered hereby and certain legal and tax matters have been passed upon by Reed Smith LLP, Philadelphia, PA.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We incorporate into this prospectus by reference the following documents we have previously filed with the Securities and Commission:

          (a) The description of our shares contained in our Registration Statement on Form S-11, as amended (Reg. No. 333-58854), filed April 13, 2001.

          (b) Our Registration Statement on Form S-11, as amended (Reg. No. 333-100575), filed October 10, 2002.

          (c) Our annual report for the year ended December 31, 2003 on Form
     10-K.

          (d) Our quarterly report for the three-month period ended March 31, 2004 on Form 10-Q.

     All documents to be filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus.

     We will also provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated by reference into this prospectus (or incorporated into the documents that this prospectus incorporates by reference). Requests should be directed to W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, NY 10020, telephone (212) 492-1100.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended. Therefore, we file reports and other information with the Securities and Exchange Commission (the "Commission"). You may inspect and copy reports, proxy statements and other information we file with the Commission at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. In addition, shareholders will receive annual reports containing audited financial statements with a report thereon by our independent certified public accountants, and quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year. This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which we have filed with the Commission under the Securities Act of 1933, as amended, and to which reference is hereby made. We file information electronically with the Commission, and the Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants (including CPA(R):15) that file electronically with the Commission. The address of the Commission's Web Site is (http://www.sec.gov).

                           NOTICE TO TEXAS INVESTORS

     Please note that while we state in this prospectus that you can reinvest your dividends without payment of any brokerage commission or service charge, a five percent (5%) commission will in fact be paid by Corporate Property Associates 15 Incorporated on your behalf for all purchases of shares made in this offering. This payment will have tax consequences for you (see Questions 14 and 21 herein), and will decrease the amount of funds available to us for general corporate purposes and for future distributions to shareholders. If the maximum number of shares being offered in this offering is sold, the maximum amount of such commissions will be $5,000,000, assuming the net asset value remains at $10.00 per share.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Summary Description of the Plan.......   1
Use of Proceeds.......................   6
Legal Matters.........................   6
Experts...............................   6
Incorporation of Certain Information
  By Reference........................   6
Where You Can Find Additional
  Information.........................   7

                           DISTRIBUTION REINVESTMENT
                            AND SHARE PURCHASE PLAN
                               CORPORATE PROPERTY
                           ASSOCIATES 15 INCORPORATED
                           -------------------------

                                   PROSPECTUS
                           -------------------------
                                    ____________, 2004

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered are as set forth below. All such expenses, except for the SEC registration and filing fees, are estimated:

SEC Registration............................................  $25,000
Legal Fees and Expenses.....................................    5,000
Accounting Fees and Expenses................................    5,000
Printing and Engraving Fees.................................   20,000
Miscellaneous...............................................    1,000
                                                              -------
Total.......................................................  $56,000
                                                              =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Indemnification is provided for in the Articles of Incorporation of the Company and in Article X of the Bylaws of the Company, and such provisions are incorporated herein by reference.

     The Company may, if the Board of Directors of the Company deems it appropriate in its sole discretion, obtain insurance for the benefit of the Company's Directors and officers, or enter into indemnification agreements with such Directors and officers, relating to the liability of such Persons.

ITEM 16.  EXHIBITS

 4.0  Distribution Reinvestment and Share Purchase Plan
      (Incorporated by reference to Exhibit 4.1 to Registration
      Statement on Form S-11 (File No. 333-58854) filed April 13,
      2001, as amended)
 5.1 Opinion of Reed Smith LLP as to legality (including consent of such firm) (Incorporated by Reference to Exhibit 5.1 to Registration Statement on Form S-11 (File No. 333-58854) filed April 13, 2001, as amended)
 8.1  Opinion of Reed Smith LLP as to certain tax matters
      (including consent of such firm) (Incorporated by Reference to Exhibit 5.1 to Registration Statement on Form S-11 (File
      No. 333-58854) filed April 13, 2001, as amended)
23.1  Consent of Reed Smith LLP (included in Exhibit 5.1 and 8.1)
23.2 Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
24.1  Power of Attorney (set forth on signature page)

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       POWERS OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 30th day of June, 2004.

                                          CORPORATE PROPERTY ASSOCIATES 15
                                          INCORPORATED

                                          By:       /s/ SUSAN C. HYDE
                                            ------------------------------------
                                                       Susan C. Hyde,
                                              Executive Director and Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Susan C. Hyde and Anne R. Coolidge and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                 NAME                                  TITLE                       DATE
                 ----                                  -----                       ----

                  *                          Chairman of the Board and        June 30, 2004
--------------------------------------        Co-CEO of the Registrant
            Wm. Polk Carey


         /s/ ANNE R. COOLIDGE               President of the Registrant       June 30, 2004
--------------------------------------
           Anne R. Coolidge


       /s/ ELIZABETH P. MUNSON               Director of the Registrant       June 30, 2004
--------------------------------------
         Elizabeth P. Munson


        /s/ CHARLES E. PARENTE               Director of the Registrant       June 30, 2004
--------------------------------------
          Charles E. Parente


        /s/ GEORGE E. STODDARD               Director of the Registrant       June 30, 2004
--------------------------------------
          George S. Stoddard

                 NAME                                  TITLE                       DATE
                 ----                                  -----                       ----


                  *                         Managing Director and Chief       June 30, 2004
--------------------------------------        Financial Officer of the
             John J. Park                            Registrant

* By her signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this registration statement on behalf of the persons indicated.


          /s/ SUSAN C. HYDE                     Date: June 30, 2004
--------------------------------------
            Susan C. Hyde
           Attorney-In-Fact

                                 EXHIBIT INDEX

 4.1  Distribution Reinvestment and Share Purchase Plan
      (Incorporated by reference to Exhibit 4.1 to Registration
      Statement on Form S-11 (File No. 333-58854) filed April 13,
      2001, as amended)
 5.1 Opinion of Reed Smith LLP as to legality (including consent of such firm) (Incorporated by Reference to Exhibit 5.1 to Registration Statement on Form S-11 (File No. 333-58854) filed April 13, 2001, as amended)
 8.1  Opinion of Reed Smith LLP as to certain tax matters
      (including consent of such firm) (Incorporated by Reference to Exhibit 5.1 to Registration Statement on Form S-11 (File
      No. 333-58854) filed April 13, 2001, as amended)
23.1  Consent of Reed Smith LLP (included in Exhibit 5.1 and 8.1)
23.2 Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
24.1  Power of Attorney (set forth on signature page)